UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: December 07, 2006

MANGAPETS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)

000-27407	98-0187705
(Commission File Number)	(IRS Employer Identification Number)

Rene Hamouth, Chief Executive Officer

2608 Finch Hill, Vancouver, British Columbia, Canada V7S 3H1
(Address of principal executive offices)

     (604) 922-7774
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c)) 1

Item 4.01 Changes in Registrant’s Certifying Accountant

On December 07, 2006, Mangapets Inc. ("Company") engaged with the of the firm of Michael T. Studer CPA P.C. ("Michael T. Studer") as our independent registered public accounting firm.

(i) On October 24, 2006, Peterson Sullivan PLLC resigned as the auditors of Mangapets , Inc. ("the Company"), subsequent to that date, Michael T. Studer CPA P.C. reached agreement with the Company to act as the Company's auditors. This was effective as of December 07, 2006

(ii) Peterson Sullivan’s report on the Company's financial statements for the years ended December 31, 2005 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern modification expressing substantial doubt about the ability of the Company to continue as a going concern.

(iii) The decision to change accountants was approved by the Company's Audit Committee.

(iv) The Company's decision to change accountants was not the result of any disagreements between Peterson Sullivan and us on matters of accounting principles or practices, financial statement disclosure or audit scope or procedures.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized

MangaPets, Inc.

Signature	Date

By: /s/ Rene Hamouth	December 08, 2006
Name: Rene Hamouth
Title: Chief Executive Officer